Exhibit 10.15

AMENDMENT NO. 1 TO
FRACTIONATION AGREEMENT

This AMENDMENT NO. 1 TO FRACTIONATION AGREEMENT (this “Amendment”) is made as of the 11th day of December, 2019, by and between Phillips 66 Sweeny Frac LLC, a Delaware limited liability company (“P66SF”) and Phillips 66 Company, a Delaware corporation (“Phillips 66”). P66SF and Phillips 66 are sometimes referred to herein singularly as a “Party” and collectively as the “Parties.”
WHEREAS, the Parties previously entered into that certain Fractionation Agreement, dated as of March 1, 2016 (the “Original Agreement”); and
WHEREAS, the Parties desire to amend the Original Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Amendment. The Parties hereby agree to amend the Original Agreement by amending and restating the definition of “Raw Product Delivery Point” as follows:
AA. “Raw Product Delivery Point shall mean any of (i) the Seagas meter location site near the Fractionator, or (ii) such other locations as the Parties may from time to time agree in writing.

2.
Ratification; No Waiver. Except as expressly modified hereby, the Original Agreement and all documents, instruments, and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of either party hereto under the Original Agreement, nor constitute a waiver of any provision of the Original Agreement. The Original Agreement shall, together with this Amendment, be read and construed as a single agreement. All references in the Original Agreement and any related documents, instruments, and agreements shall hereafter refer to the Original Agreement as modified hereby.

3.
Counterparts; Effectiveness. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party (including by .pdf or other electronic means).

4.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any provision thereof that would direct the application of the law of another jurisdiction.

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IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the day and year first set forth above.

PHILLIPS 66 SWEENY FRAC LLC
By:	/s/ Damon Daniels
Damon Daniels
Vice President

PHILLIPS 66 COMPANY
By:	/s/ Andy Giffhorn
Andy Giffhorn
Vice President, Midstream Commercial & BD

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